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                                EXHIBIT (23)(c)
                                ---------------
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                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Boatmen's Bancshares, Inc. of our report dated January 22, 1993, relating to the consolidated and parent only statements of income, retained earnings and cash flows of The Union of Arkansas Corporation and Subsidiaries for the period ended December 31, 1992 (not presented separately herein) which report appears in the Current Report (Form 8-K) of Boatmen's Bancshares, Inc. dated April 28, 1995 and to all references to our Firm included in this registration statement.


                              /s/ Frost & Company
                            ------------------------
                                  Frost & Company
                                  Certified Public Accountants


Little Rock, Arkansas
November 7, 1995